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                                   ICON FUNDS

                          EXHIBIT A TO RULE 12B-1 PLAN

ICON Asia-Pacific Region Fund
Class A

ICON Bond Fund
Class C
Class I

ICON Core Equity Fund
Class C
Class I
Class A

ICON Covered Call Fund
Class C
Class I
Class A

ICON Equity Income Fund
Class C
Class I
Class A

ICON Europe Fund
Class A

ICON International Equity Fund
Class C
Class I
Class A

ICON Long/Short Fund
Class C
Class I
Class A

Dated May 16, 2006

ICON FUNDS


By: /s/ Donald Salcito
    ---------------------------------
Name: Donald Salcito
Title: Vice President and Secretary